                                   EXHIBIT 11


      STATEMENT REGARDING COMPUTATION OF NET LOSS PER PARTNERSHIP INTEREST




                                                   Year                  Year                  Year
                                                  Ended                 Ended                 Ended
                                            December 31, 1998     December 31, 1997     December 31, 1996
                                            -----------------     -----------------     -----------------

     Net loss-Limited Partners                     $(--)                 $(--)             $(4,824,512)
                                                   =====                 ====              ===========

     Average Units Outstanding                      921                   921                      921
                                                   ====                  ====              ===========

     Net Loss Per Class A and B Unit               $(--)                 $(--)             $    (5,238)
                                                   ====                  ====              ===========